                                                                     EXHIBIT 8.1
                             [SF & D LETTERHEAD]

                                                                       5750-70-A




                          September 20, 1996



Banyan Mortgage Investment Fund
150 South Wacker Drive
Suite 2900
Chicago, Illinois 60606

                      Re:   Banyan  Mortgage Investment Fund
                            Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Banyan Mortgage Investment Fund, a Delaware corporation (the "Company"), in connection with: (a) the proposed merger (the "Merger") of RGI U.S. Holdings, Inc. ("RGI/US") with and into the Company, pursuant to the terms of the Agreement and Plan of Merger dated as of April 12, 1996 as amended and restated as of May 20, 1996 and as further amended as of September 17, 1996 (the "Merger Agreement;" together with the ancillary documents executed in connection with the Merger, the "Agreements") by and among the Company, RGI/US and RGI Holdings, Inc. ("RGI Holdings"); and
(b) the preparation and filing of a combined Registration Statement on Form S-4 dated September __, 1996 and Proxy Statement (together with all annexes and exhibits thereto, collectively, the "Registration Statement"), with the Securities and Exchange Commission and relating to the registration of 4,386,986 shares of the Company's common stock, par value $0.01 (the "Shares"). All of the Shares will be issued by the Company to RGI Holdings, the sole stockholder of RGI/US, in connection with the Merger. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Registration Statement.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Agreements; (ii) the representation letters from the Company, RGI/US and RGI Holdings, as well as other agreements executed by such entities; (iii) the Registration Statement; and (iv) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed, without inquiry, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. This opinion is subject to our receipt prior to the Effective Date of certain written representations and covenants of the Company, RGI/US and RGI Holdings.

         Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Matters to be Considered by Stockholders - Proposal Number One -Description of the Merger Agreement - Certain Tax Consequences of the Merger" (the "Tax Discussion") except as otherwise indicated, expresses our opinion as to the material Federal income tax consequences applicable to the Company and to the holders of the Company's common stock, par value $0.01 per share, on the Record Date. You should be aware, however, that the Tax Discussion represents our conclusions as to the application of existing law on the date of this opinion to the Merger as contemplated by the Merger Agreement. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Shefsky Froelich & Devine Ltd. in the Tax Discussion.


                                        Very truly yours,



                                        SHEFSKY FROELICH & DEVINE LTD.



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